Exhibit 99.1

Atkore Inc. Announces Second Quarter 2024 Results

•Net sales of $792.9 million, down 11.5% versus prior year
•Net income per diluted share decreased by $0.64 versus prior year to $3.67; Adjusted net income per diluted share decreased by $0.79 versus prior year to $4.08
•Net income decreased by $36.2 million versus prior year to $138.0 million; Adjusted EBITDA decreased by $64.1 million versus prior year to $211.9 million
•Full-year Adjusted EBITDA outlook adjusted to $850 - $900 million; Adjusted net income per diluted share outlook adjusted to $16.00 - $17.00
•On May 2, 2024, Atkore’s Board of Directors declared a quarterly cash dividend of $0.32 per share of common stock payable on May 31, 2024, to stockholders of record on May 21, 2024.

HARVEY, IL. — May 7, 2024 (BUSINESS WIRE) - Atkore Inc. (the “Company” or “Atkore”) (NYSE: ATKR) announced earnings for its fiscal 2024 second quarter ended March 29, 2024.

“Atkore achieved solid results in the second quarter having met our projections for Net Sales and exceeding our projections for Adjusted EBITDA and Adjusted Diluted EPS we presented in February,” said Bill Waltz, Atkore President and Chief Executive Officer. “Organic volume grew 6% for the first half of the year while down 1% for the second quarter. We continue to execute our capital deployment model by investing in our business and returning capital to shareholders. We repurchased $59 million in stock during Q2 for a total of over $150 million repurchased year to date in fiscal 2024.”

Waltz continued, “As we reflect on the first half of our fiscal 2024, I am pleased with the results we’ve been able to achieve. Looking forward to the second half of fiscal 2024, we are adjusting our projections for both Adjusted EBITDA and Adjusted Diluted EPS due to several factors impacting our HDPE and solar-related initiatives. With a great team, market leading product portfolio and strategy supported by secular tailwinds, we are excited about what’s yet to come at Atkore.”

2024 Second Quarter Results

	Three months ended
(in thousands)	March 29, 2024	March 31, 2023	Change	% Change
Net sales
Electrical	$590,820	$680,965	$(90,145)	(13.2)%
Safety & Infrastructure	202,419	215,054	(12,635)	(5.9)%
Eliminations	(328)	(85)	(243)	285.9%
Consolidated operations	$792,911	$895,934	$(103,023)	(11.5)%

Net income	$137,955	$174,194	$(36,239)	(20.8)%

Adjusted EBITDA
Electrical	$195,752	$256,883	$(61,131)	(23.8)%
Safety & Infrastructure	25,529	33,194	(7,665)	(23.1)%
Unallocated	(9,367)	(14,036)	4,669	(33.3)%
Consolidated operations	$211,914	$276,041	$(64,127)	(23.2)%

Net sales decreased by $103.0 million or 11.5% to $792.9 million for the three months ended March 29, 2024, compared to $895.9 million for the three months ended March 31, 2023. The decrease in net sales is primarily attributed to decreased average selling prices across the Company’s products of $85.5 million as a result of expected pricing normalization, the economic value of solar tax credits to be transferred to certain customers of $10.8 million, and decreased sales volume of $7.5 million.

Exhibit 99.1

Gross profit decreased by $61.3 million, or 17.4%, to $291.6 million for the three months ended March 29, 2024, as compared to $352.9 million for the prior-year period. Gross margin decreased to 36.8% for the three months ended March 29, 2024, as compared to 39.4% for the prior-year period. Gross profit decreased primarily due to declines in average selling prices of $85.5 million partially offset by declines in input costs of $34.0 million.

Net income decreased by $36.2 million, or 20.8%, to $138.0 million for the three months ended March 29, 2024 compared to $174.2 million for the prior-year period primarily due to lower gross profit partially offset by lower income tax expense.

Adjusted EBITDA decreased by $64.1 million, or 23.2%, to $211.9 million for the three months ended March 29, 2024 compared to $276.0 million for the three months ended March 31, 2023. The decrease was primarily due to lower gross profit.

Net income per diluted share prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $3.67 for the three months ended March 29, 2024, as compared to $4.31 in the prior-year period. Adjusted net income per diluted share decreased by $0.79 to $4.08 for the three months ended March 29, 2024, as compared to $4.87 in the prior year period. The decrease in diluted earnings per share is primarily attributed to lower net income.

Segment Results

Electrical

Net sales decreased by $90.1 million, or 13.2%, to $590.8 million for the three months ended March 29, 2024 compared to $681.0 million for the three months ended March 31, 2023. The decrease in net sales is primarily attributed to decreased average selling prices of $87.1 million as a result of expected pricing normalization and decreased sales volume of $3.8 million.

Adjusted EBITDA for the three months ended March 29, 2024 decreased by $61.1 million, or 23.8%, to $195.8 million from $256.9 million for the three months ended March 31, 2023. Adjusted EBITDA margin decreased to 33.1% for the three months ended March 29, 2024 compared to 37.7% for the three months ended March 31, 2023. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was largely due to the decrease in average selling prices outpacing decreases in input costs.

Safety & Infrastructure

Net sales decreased by $12.6 million, or 5.9%, for the three months ended March 29, 2024 to $202.4 million compared to $215.1 million for the three months ended March 31, 2023. The decrease is primarily attributed to lower volumes of $3.7 million, and the economic value of solar tax credits to be transferred to certain customers of $10.8 million, partially offset by increased average selling prices of $1.6 million.

Adjusted EBITDA decreased by $7.7 million, or 23.1%, to $25.5 million for the three months ended March 29, 2024 compared to $33.2 million for the three months ended March 31, 2023. Adjusted EBITDA margin decreased to 12.6% for the three months ended March 29, 2024 compared to 15.4% for the three months ended March 31, 2023. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was largely due to higher average input costs over increased average selling prices.

Liquidity & Capital Resources

On January 30, 2024, the Board of Directors of Atkore Inc. declared a quarterly cash dividend of $0.32 per share of common stock to stockholders of record on February 27, 2024, which was paid on March 15, 2024.

Exhibit 99.1

On May 2, 2024, the board of directors declared a quarterly cash dividend of $0.32 per share of common stock payable on May 31, 2024, to stockholders of record on May 21, 2024.

Full-Year Outlook1

The Company is adjusting its estimate for fiscal year 2024 Adjusted EBITDA to be approximately $850 million to $900 million, and adjusting its estimate for Adjusted net income per diluted share to $16.00 - $17.00.

The Company notes that this perspective may vary due to changes in assumptions or market conditions and other factors described under “Forward-Looking Statements.”

Conference Call Information

Atkore management will host a conference call today, May 7, 2024, at 8 a.m. Eastern time, to discuss the Company’s financial results. The conference call may be accessed by dialing (888) 596-4144 (domestic) or (646) 968-2525 (international). The call will be available for replay until May 21, 2024. The replay can be accessed by dialing (800) 770-2030 for domestic callers, or for international callers, (609) 800-9909. The passcode for the live call and the replay is 5952899.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.atkore.com. The online replay will be available on the same website immediately following the call.

To learn more about the Company, please visit the Company’s website at https://investors.atkore.com.

About Atkore Inc.

Atkore is a leading manufacturer of electrical products for commercial, industrial, data center, telecommunications, and solar applications. With 5,600 employees and $3.5B in sales in fiscal year 2023, we deliver sustainable solutions to meet the growing demands of electrification and digital transformation. To learn more, please visit www.atkore.com.

Media Contact:
Lisa Winter
Vice President - Communications
708-225-2453
AtkoreCommunications@atkore.com

Investor Contact:
Matthew Kline
Vice President - Treasury & Investor Relations
708-225-2116
Investors@atkore.com

1 Reconciliations of the forward-looking full-year 2024 outlook for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations. Accordingly, we are relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Exhibit 99.1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; widespread outbreak of diseases, changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies; adverse weather conditions; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments, including inability or unwillingness to pay our invoices on time, with respect to one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand and changes in our business and valuation assumptions; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; changes in foreign laws and legal systems, including as a result of Brexit; our inability to introduce new products effectively or implement our innovation strategies; our inability to continue importing raw materials, component parts and/or finished goods; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures and the failure of indemnification provisions in our acquisition agreements to fully protect us

Exhibit 99.1

from unexpected liabilities; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of additional expenses, increases in the complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to “conflict minerals”; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; failure to generate cash sufficient to pay dividends; challenges attracting and retaining key personnel or high-quality employees; future changes to tax legislation; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; and other risks and factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business and in the preparation of our annual operating budgets as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude unallocated expenses, depreciation and amortization, interest expense, net, stock-based compensation, loss on extinguishment of debt, certain legal matters, and other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, gain on purchase of business, loss on assets held for sale, restructuring costs and transaction costs. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

We believe Adjusted EBITDA and Adjusted EBITDA Margin, when presented in conjunction with comparable GAAP measures, are useful for investors because management uses Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company’s results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income before stock-based compensation, loss on extinguishment of debt, loss on assets held for sale, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax. We define Adjusted net income per share as basic

Exhibit 99.1

and diluted net income per share excluding the per share impact of stock-based compensation, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax.

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities, less capital expenditures. We believe that Free Cash Flow provides meaningful information regarding the Company’s liquidity.

ATKORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Net sales	$792,911	$895,934	$1,591,392	$1,729,755
Cost of sales	501,336	543,052	1,009,277	1,042,520
Gross profit	291,575	352,882	582,115	687,235
Selling, general and administrative	98,544	98,201	199,160	188,178
Intangible asset amortization	14,221	14,790	28,688	27,586
Operating income	178,810	239,891	354,267	471,471
Interest expense, net	8,321	8,475	16,114	17,963
Other expense, net	730	3,858	742	3,899
Income before income taxes	169,759	227,558	337,411	449,609
Income tax expense	31,804	53,364	61,076	101,923
Net income	$137,955	$174,194	$276,335	$347,686

Net income per share
Basic	$3.71	$4.37	$7.37	$8.63
Diluted	$3.67	$4.31	$7.28	$8.52

ATKORE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	March 29, 2024	September 30, 2023
Assets
Current Assets:
Cash and cash equivalents	$368,050	$388,114
Accounts receivable, less allowance for current and expected credit losses of $5,330 and $5,179, respectively	509,157	559,854
Inventories, net	564,159	493,852
Prepaid expenses and other current assets	133,927	96,670
Total current assets	1,575,293	1,538,490
Property, plant and equipment, net	598,952	559,041
Intangible assets, net	366,359	394,372
Goodwill	312,191	311,106
Right-of-use assets, net	150,737	120,747
Deferred tax assets	546	546
Other long-term assets	10,650	10,707
Total Assets	$3,014,728	$2,935,009
Liabilities and Equity
Current Liabilities:
Accounts payable	265,489	292,734
Income tax payable	3,274	6,322
Accrued compensation and employee benefits	39,144	45,576
Customer liabilities	109,722	121,576
Lease obligations	20,781	16,230
Other current liabilities	71,993	82,166
Total current liabilities	510,403	564,604
Long-term debt	763,762	762,687
Long-term lease obligations	133,892	105,517
Deferred tax liabilities	20,074	22,346
Other long-term liabilities	14,701	11,736
Total Liabilities	1,442,832	1,466,890
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 36,634,390 and 37,317,893 shares issued and outstanding, respectively	367	374
Additional paid-in capital	497,651	506,783
Retained earnings	1,102,910	994,902
Accumulated other comprehensive loss	(29,032)	(33,940)
Total Equity	1,571,896	1,468,119
Total Liabilities and Equity	$3,014,728	$2,935,009

ATKORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in thousands)	March 29, 2024	March 31, 2023
Operating activities:
Net income	$276,335	$347,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,475	54,566
Deferred income taxes	(2,613)	6,910
Stock-based compensation	9,785	12,133
Amortization of right-of-use assets	13,442	8,234
(Gain) Loss on disposal of property, plant and equipment	(471)	(1)
Other non-cash adjustments to net income	5,743	(4,561)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	51,536	(502)
Inventories	(72,964)	47,126
Prepaid expenses and other current assets	(9,080)	(8,961)
Accounts payable	(22,708)	(2,279)
Accrued and other liabilities	(34,170)	(61,771)
Income taxes	(29,945)	5,860
Other, net	1,958	(1,044)
Net cash provided by operating activities	245,323	403,396
Investing activities:
Capital expenditures	(73,546)	(72,690)
Proceeds from sale of properties and equipment	548	1
Acquisition of businesses, net of cash acquired	(5,973)	(83,385)
Net cash used in investing activities	(78,971)	(156,074)
Financing activities:
Issuance of common stock, net of shares withheld for tax	(18,912)	(14,434)
Repurchase of common stock	(156,004)	(269,168)
Finance lease payments	(894)	(660)
Dividends paid to shareholders	(11,719)	—
Net cash used for financing activities	(187,529)	(284,262)
Effects of foreign exchange rate changes on cash and cash equivalents	1,113	2,531
Decrease in cash and cash equivalents	(20,064)	(34,409)
Cash and cash equivalents at beginning of period	388,114	388,751
Cash and cash equivalents at end of period	$368,050	$354,342

	Six months ended
(in thousands)	March 29, 2024	March 31, 2023
Supplementary Cash Flow information
Capital expenditures, not yet paid	$3,632	$8,129
Operating lease right-of-use assets obtained in exchange for lease liabilities	$37,039	$30,430
Acquisitions of businesses, not yet paid	$—	$14,125
Free Cash Flow:
Net cash provided by operating activities	$245,323	$403,396
Capital expenditures	(73,546)	(72,690)
Free Cash Flow:	$171,777	$330,706

ATKORE INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three months ended		Six months ended
(in thousands)	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Net income	$137,955	$174,194	$276,335	$347,686
Interest expense, net	8,321	8,475	16,114	17,963
Income tax expense	31,804	53,364	61,076	101,923
Depreciation and amortization	29,455	28,598	58,475	54,566
Stock-based compensation	5,028	6,863	9,785	12,133
Other (a)	(649)	4,547	3,653	5,615
Adjusted EBITDA	$211,914	$276,041	$425,438	$539,886

(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, release of indemnified uncertain tax positions, gain on purchase of business, loss on assets held for sale (includes loss on assets held for sale in Russia. See Note 11, “Goodwill and Intangible Assets” in the form 10-Q filed May 9, 2023 for additional information.), realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, transaction and restructuring costs.

ATKORE INC.
SEGMENT INFORMATION

The following table presents reconciliations of Net sales and calculations of Adjusted EBITDA Margin by segment for the periods presented:

	Three months ended
	March 29, 2024			March 31, 2023
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical	$590,820	$195,752	33.1%	$680,965	$256,883	37.7%
Safety & Infrastructure	202,419	25,529	12.6%	215,054	33,194	15.4%
Eliminations	(328)			(85)
Consolidated operations	$792,911			$895,934

	Six months ended
	March 29, 2024			March 31, 2023
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical	$1,184,481	$400,112	33.8%	$1,319,670	$500,720	37.9%
Safety & Infrastructure	407,545	45,042	11.1%	410,313	66,597	16.2%
Eliminations	(634)			(228)
Consolidated operations	$1,591,392			$1,729,755

ATKORE INC.
ADJUSTED NET INCOME PER DILUTED SHARE

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

	Three months ended		Six months ended
(in thousands, except per share data)	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Net income	$137,955	$174,194	$276,335	$347,686
Stock-based compensation	5,028	6,863	9,785	12,133
Intangible asset amortization	14,221	14,790	28,688	27,586
Other (a)	(939)	4,276	2,673	4,374
Pre-tax adjustments to net income	18,310	25,929	41,146	44,093
Tax effect	(4,578)	(6,482)	(10,287)	(11,023)
Adjusted net income	$151,687	$193,641	$307,195	$380,756

Diluted weighted average common shares outstanding	37,166	39,749	37,455	40,182
Net income per diluted share	$3.67	$4.31	$7.28	$8.52
Adjusted net income per diluted share	$4.08	$4.87	$8.20	$9.48

(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, release of indemnified uncertain tax positions, gain on purchase of business, loss on assets held for sale (includes loss on assets held for sale in Russia. See Note 11, “Goodwill and Intangible Assets” in the form 10-Q filed May 9, 2023 for additional information.), realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, transaction and restructuring costs.

ATKORE INC.
NET DEBT

The following table presents reconciliations of Net debt to Total debt for the periods presented:

($ in thousands)	March 29, 2024	December 29, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 30, 2022
Long-term debt	$763,762	$763,225	$762,687	$762,149	$761,612	$761,074
Total debt	763,762	763,225	762,687	762,149	761,612	761,074
Less cash and cash equivalents	368,050	380,922	388,114	317,809	354,342	307,827
Net debt	$395,712	$382,303	$374,573	$444,340	$407,270	$453,247

TTM Adjusted EBITDA (a)	$927,676	$991,804	$1,042,127	$1,135,233	$1,242,501	$1,312,626

(a) TTM Adjusted EBITDA is equal to the sum of Adjusted EBITDA for the trailing four quarter period. . The reconciliation of Adjusted EBITDA for the quarter ended December 29, 2023 can be found in Exhibit 99.1 to form 8-K filed February 1, 2024 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended September 30, 2023 can be found in Exhibit 99.1 to form 8-K file November 17 2023 and is incorporated be reference herein. The reconciliation of Adjusted EBITDA for the quarter ended June 30, 2023 can be found in Exhibit 99.1 to form 8-K file August 8 2023 and is incorporated be reference herein. The reconciliation of Adjusted EBITDA for the quarter ended March 31, 2023 can be found in Exhibit 99.1 to form 8-K filed May 9, 2023 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended December 30, 2022 can be found in Exhibit 99.1 to form 8-K filed February 1, 2023 and is incorporated by reference herein.

ATKORE INC.

TRAILING TWELVE MONTHS ADJUSTED EBITDA

The following table presents a reconciliation of Adjusted EBITDA for the trailing twelve months (TTM) ended March 29, 2024:

	TTM	Three months ended
(in thousands)	March 29, 2024	March 29, 2024	December 29, 2023	September 30, 2023	June 30, 2023
Net income	$618,549	$137,955	$138,381	$140,925	$201,288
Interest expense, net	33,384	8,321	7,793	8,588	8,682
Income tax expense	119,544	31,804	29,272	39,537	18,931
Depreciation and amortization	119,433	29,455	29,020	30,853	30,105
Stock-based compensation	18,752	5,028	4,757	3,001	5,966
Other (a)	18,014	(649)	4,300	9,074	5,289
Adjusted EBITDA	$927,676	$211,914	$213,523	$231,978	$270,262

(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, release of indemnified uncertain tax positions, gain on purchase of business, loss on assets held for sale (includes loss on assets held for sale in Russia. See Note 11, “Goodwill and Intangible Assets” in the form 10-Q filed May 9, 2023 for additional information.), realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, transaction and restructuring costs.